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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES


                                 EXHIBIT NO. 21
                         SUBSIDIARIES OF THE REGISTRANT

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                                                       State or Country              Percent Voting
              Subsidiary                               of Incorporation                Stock Owned
              ----------                               ----------------              --------------

Briggs & Stratton AG                                   Switzerland                        100%

Briggs & Stratton Australia Pty. Limited               Australia                          100%

Briggs & Stratton Austria GmbH                         Austria                            100%

Briggs & Stratton Canada Inc.                          Canada                             100%

Briggs & Stratton Czech Republic s.r.o.                Czech Republic                     100%

Briggs & Stratton France, S.A.R.L.                     France                             100%

Briggs & Stratton Germany GmbH                         Germany                            100%

Briggs & Stratton International, Inc.                  Wisconsin                          100%

Briggs & Stratton International Sales Corp.            Virgin Islands                     100%

Briggs & Stratton Mexico S.A. de C.V.                  Mexico                             100%

Briggs & Stratton Netherlands B.V.                     Netherlands                        100%

Briggs & Stratton New Zealand Limited                  New Zealand                        100%

Briggs & Stratton South Africa Pty.                    South Africa                       100%

Briggs & Stratton Sweden AB                            Sweden                             100%

Briggs & Stratton U.K. Limited                         United Kingdom                     100%

Briggs & Stratton Daihatsu, Inc.                       Wisconsin                          100%

Future Parkland Development, Inc.                      Wisconsin                          100%
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